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                                EXHIBIT 23

                    Consent of Independent Accountants

      We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83160) pertaining to the Zoltek Companies, Inc. Savings and Profit Sharing Plan, the prospectus constituting part of the Registration Statement (Form S-3 No. 33-84070) pertaining to 154,206 shares of common stock, the Registration Statement (Form S-8 No. 33-83160) pertaining to Zoltek Companies, Inc. 1992 Long Term Incentive Plan and Zoltek Companies, Inc. 1992 Directors Stock Option Plan and the Registration Statement (Form S-8 No. 33-06565) pertaining to 34,896 shares of common stock of our report dated November 18, 1998, which appears in the 1998 Annual Report to Shareholders of Zoltek Companies, Inc., which report and consolidated financial statements are included in this Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 46 of this Form 10-K.


PricewaterhouseCoopers LLP
St. Louis, Missouri
December 28, 1998